                           AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement is entered into as of November 10, 1995, by and between Safeguard Health Enterprises, Inc., a Delaware corporation ("Company") and RONALD I. BRENDZEL, ("Employee") and hereby specifically amends Paragraph 3(a) of the Employment Agreement between the parties dated May 25, 1995, as follows:

     3.   COMPENSATION TERMS

          (a)  BASE SALARY.   Effective January 1, 1996, and for the
remainder of the term of employment, Employee shall receive a base salary of $185,000 per year.

     In all other respects, the terms and conditions of the Employment Agreement entered into by and between the parties dated May 25, 1995, shall remain the same.

     IN WITNESS WHEREOF, the parties have affixed their signatures to this Amendment to Employment Agreement as of the date set forth above.



EMPLOYEE                      SAFEGUARD HEALTH ENTERPRISES, INC.

/s/ Ronald I. Brendzel        By    /s/ Steven J. Baileys
- ----------------------------     -------------------------------
RONALD I. BRENDZEL                  STEVEN J. BAILEYS, D.D.S.,
                                     President



                              By      /s/ Ronald I. Brendzel
                                 -------------------------------
                                    RONALD I. BRENDZEL,
                                    Secretary

                                  EMPLOYMENT AGREEMENT


          This Employment Agreement ("Agreement") is entered into as of May 25, 1995, by and between Safeguard Health Enterprises, Inc., a Delaware Corporation ("Company") and Ronald I. Brendzel ("Employee").

          The Company desires to have the benefits of Employee's knowledge and experience as a full-time employee and considers such employment a vital element to protecting and enhancing the best interests of the Company, and Employee desires to be employed full time by the Company. The Company and Employee desire to enter into an agreement reflecting the terms under which the Company will employ Employee as its Senior Vice President, Treasurer and Secretary ("SVP") until May 31, 2000. Therefore, the Company and Employee agree to the following terms and conditions under which Employee will serve as SVP of the
Company:

1.   EMPLOYMENT SERVICES AND DUTIES

          The Company agrees to employ and retain the services of Employee as SVP and Employee hereby agrees to continue employment with the Company as its SVP for the term of this Agreement. During the term of this Agreement, Employee agrees to perform his duties as SVP faithfully, to the best of his ability and in the best interests of the Company, to perform both his regular duties and other projects as requested by the Board of Directors of the Company, and assume such other additional reasonable duties or capacities as the Board of Directors of the Company may provide.

2.   TERM OF EMPLOYMENT

          The Company agrees to employ Employee, and Employee agrees to serve, as SVP for the period commencing the date of the execution of this Agreement until the earlier of May 31, 2000, the date of Employee's death, or the date of termination pursuant to Sections 6 and 7 of this Agreement.

3.   COMPENSATION TERMS

          The Company agrees to compensate Employee for his services rendered as SVP under this Agreement as follows:

          (a) BASE SALARY. Effective May 25, 1995, and for the remainder of the term of employment, Employee shall receive a base salary of $152,004 per year.

          (b) BONUSES. Employee shall receive such bonuses, if any, as determined by the Board of Directors of the Company in its sole and absolute discretion.

          (c) BENEFITS. Subject to satisfaction of all eligibility requirements, Employee and his dependents shall be entitled to and shall receive any and all benefits generally available to executive employees of the Company, including participation in health, dental, vision and life insurance programs and retirement plans.

          (d) INDEMNIFICATION. The Company shall indemnify Employee in accordance with the terms and conditions of its then current indemnification agreements with directors and/or officers of the Company.

          (e) NON-PERMANENT DISABILITY. In the event that Employee becomes disabled but not permanently disabled as set forth in Section 6(b)(iii) of this Agreement and is unable temporarily to perform his duties as SVP, he shall continue to receive as disability income the amount of his base salary under
Section 3(a), but the Board of Directors may in its best judgment under the circumstances, elect another person to serve as interim SVP during the period of Employee's disability.

4.   EXPENSES

          (a) BUSINESS EXPENSES. The Company authorizes Employee to incur the reasonable and necessary expenses for promoting the business of the Company and its subsidiaries according to the policies of the Company with respect thereto and as may be determined from time to time by the Board of Directors of the Company. The Company agrees to reimburse Employee for any such reasonable and necessary expenses paid out of Employee's own funds.

          (b) TRANSPORTATION. During the term of this Agreement, the Company shall furnish to Employee an automobile (including all expenses such as insurance, gasoline and maintenance) suitable for business transportation. Such automobile shall be selected at the discretion of the Company's Chief Executive Officer. Every third year thereafter during the term of this Agreement, Employee, at his election, may replace the automobile with a new automobile selected at the discretion of the Company's Chief Executive Officer.

5.   VACATION

          Unless otherwise agreed to orally or by written agreement between Employee and the Company, Employee shall be entitled to four weeks of paid vacation during any fiscal year. Such vacation may be taken at such times as are mutually agreed upon by Employee and the Company, and pursuant to the Company's vacation policy then in effect.

6.   TERMINATION BY COMPANY

          (a)  TERMINATION.  The Company may terminate Employee for "Cause."

          (b)  "CAUSE"  shall mean:

               (i) The failure of Employee to render services to the Company in accordance with his employment duties, as determined by all of the independent directors of the Company's Board of Directors;

               (ii) The commission by Employee of an act of fraud or embezzlement against Company or an act which Employee knew to be in violation of his duties to the Company (including, but not limited to, the unauthorized disclosure of confidential information);

               (iii)  The death or "permanent disability" of Employee.
Permanent disability shall occur if, during the term of this Agreement, Employee becomes physically or mentally disabled such that he is substantially unable to perform his duties hereunder and such disability continues for six (6) continuous months or for ten (10) months over a two (2) fiscal year period. In the event Employee and the Company are unable to agree as to whether Employee is permanently disabled within the meaning of this Paragraph 6(b)(iii), Employee and Company shall each appoint a licensed doctor of medicine. The two named doctors shall then appoint a third licensed doctor of medicine and the three shall act as a committee to determine by majority vote whether such disability exists. In the event such a committee is appointed under this Paragraph 6(b)(iii), Employee and Company hereby agree to bound by the determination of the majority of the committee as to the characterization of Employee's disability; or

               (iv) Good cause as determined by all of the independent directors of the Company's Board of Directors to be a material breach justifying termination of Employee.

          (c) NOTICE OF TERMINATION. Any termination of Employee by the Company shall be communicated by a written Notice of Termination to Employee. For purposes of this Agreement, a Notice of Termination shall specify the termination provision of this Agreement relied upon to effect such termination and shall set forth in reasonable detail the specific facts and circumstances claimed to provide a basis for termination of Employee.

7.   TERMINATION BY EMPLOYEE

          (a) TERMINATION. Upon written notice delivered to the Company in accordance with Section 6(c), Employee may terminate his employment hereunder for:

               (i)  "Good Reason" as is herein defined; or

               (ii) health reasons, if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor of medicine to such effect and provided, further, that, at the Company's request, Employee shall submit to an examination by a doctor of medicine selected by the Company and such doctor of medicine shall have concurred in the conclusion of the Employee's doctor. In the event that Employee elects to terminate his employment for health reasons in accordance with this Paragraph 7(a)(ii), the Company shall pay as severance compensation to Employee sixty percent (60%) of his yearly salary for the remainder of the term of this Agreement.

          (b)  "GOOD REASON" means;

               (i) the occurrence of a "Change in Control" of the Company (as defined herein);

               (ii) a failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) days after notice of such noncompliance has been given by Employee to the Company; or

               (iii) any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination as set forth in Paragraph 6(c).

          (c) "CHANGE IN CONTROL" occurs if (i) substantially all the assets of the Company are sold to, or the Company is merged with, any "person," as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, other than a then existing shareholder or group of shareholders of the Company (or affiliate thereof) owning fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, or (ii) any person or group becomes or is discovered to be a beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof) directly of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of Company's then outstanding securities (unless such person or group owns at least twenty-five percent (25%) of such voting power on the effective date of this Agreement), and in connection with such change in ownership the individuals who constitute the Board of Directors of Company immediately prior to such change cease to constitute at least a majority of the Board of Directors thereafter.

8.   PAYMENT UPON TERMINATION

          (a) DATE. The "Termination Date" shall be the effective date specified in the Notice of Termination unless the party receiving such notice disputes the Notice of Termination as contrary to the terms and conditions of this Agreement. In that case, the Termination Date shall be the date such dispute is finally resolved either by mutual written agreement of the parties, by a binding and final arbitration award, or by a final judgment, order, or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

          (b) TERMINATION BY COMPANY. In the event the Company terminates Employee pursuant to Paragraphs 6(b)(i), 6(b)(ii), or 6(b)(iv), the Company shall pay to Employee his full salary through the Termination Date after which the Company shall have no further obligation to Employee under this Agreement.

          (c) DEATH. The Company shall maintain a life insurance policy owned by Employee which provides for payment to Employee's estate or designated beneficiary, a death benefit of $500,000.

          (d) PERMANENT DISABILITY. In the event the Company terminates Employee due to permanent disability pursuant to Paragraph 6(b)(iii), the Company shall pay to Employee eighty percent (80%) of Employee's yearly salary for a period of five (5) years following termination. Such payments shall begin no later than thirty (30) days following the Termination Date or, in the event such termination is contested pursuant to Paragraph 6(b)(iii), thirty (30) days following the decision of the commission.

          (e) WRONGFUL TERMINATION or TERMINATION BY EMPLOYEE FOR GOOD REASON. If, in breach of this Agreement, the Company terminates Employee's employment other than pursuant to Section 6 (it being understood that a termination purported to be pursuant to Section 6 hereof which is disputed by Employee and finally determined not to have been proper, shall be a termination by the Company in breach of this Agreement) or if Employee terminates his employment for Good Reason, then:

               (i) The Company shall pay Employee his full salary through the Termination Date at the rate in effect at the time the Notice of Termination is given; and

               (ii) In lieu of any further compensation payments to Employee for periods subsequent to the Termination Date, the Company shall pay as severance pay to Employee an amount equal to one dollar less than three (3) times Employee's average total compensation for the five (5) full taxable years preceding the Change in Control, as determined in accordance with the "parachute payments" provisions of the Internal Revenue Code in effect on the date of this Agreement. If resulting from a termination based on a Change in Control of the Company, such payments shall be made in a lump sum on or before the thirtieth
(30th) day following the Termination Date. If resulting from any other cause, such payments shall be made in substantially equal semimonthly installments on the fifteenth and last days of each month commencing with the month in which the Termination Date occurs and continuing for twenty-four (24) consecutive semimonthly payment dates (including the first such date as aforesaid); and

               (iii) If termination of Employee's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which Employee may be entitled as a result of such breach, including damages for any and all loss of benefits to Employee under the Company's employee benefit plans that Employee would have received if the Company had not breached this Agreement and had Employee's employment continued for the full term as set forth in Section 2 and including all legal fees and expenses incurred by Employee as a result of such termination including, but not limited to, all such fees expended in enforcement of this Agreement. If Employee resigns for Good Reason and the Company contests its obligations, as hereunder, Employee shall be entitled to recover as damages the amount of his legal fees and expenses, including costs of investigation, related to his enforcement of the Agreement.

          (f) CONTINUANCE OF BENEFITS. Unless the Company terminates Employee for Cause or death, the Company shall maintain in full force and effect, for the continued benefit of Employee for the greater number of years (including partial years) remaining in the term of the employment hereunder or the number three
(3), all employee benefit plans and programs in which Employee was entitled to participate immediately prior to the Termination Date provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Employee's participation in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

          (g) NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

9.   SEVERABILITY

          The provisions of this Agreement are severable. If a court of competent jurisdiction determines that any one or more provisions of this Agreement is invalid, void, or unenforceable, in whole or in part, it will be severed therefrom. The remaining provisions of this Agreement shall then continue in full force without being impaired or invalidated in any way.

10.  ASSIGNMENT; BINDING EFFECT

          (a) ASSIGNABILITY. Subject to the restrictions in this Section 10, the Company may assign this Agreement.

          (b) COMPANY'S OBLIGATION UPON ASSIGNMENT OR SUCCESSION. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or assignee of this Agreement, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10, or which otherwise becomes bound by all the terms and provisions of this Agreement by operations of law.

          (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided for herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

11.  CONFIDENTIAL INFORMATION

          Employee agrees that he shall not, during the term of this Agreement, and for a period of five (5) years following its termination, absent the Company's consent, disclose to any person, or otherwise use or exploit any non-public proprietary or confidential information of material significance to the Company and/or its affiliates, including without limitation trade secrets, customer lists, records of research, memoranda, proposals, reports, methods, processes, techniques, non-public financial information, contracts, negotiations, business plans and strategies, marketing data or other non-public information regarding the Company and/or any of its affiliates, their business, properties or affairs ("CONFIDENTIAL INFORMATION") obtained by him at any time prior to or subsequent to the execution of this Agreement, except to the extent required by his performance of his assigned duties for the Company (including its affiliates). Upon termination of employment, Employee shall surrender all Confidential Information and all other property belonging to the Company and its subsidiaries, it being understood by Employee that such documents are the sole property of the Company and that Employee shall not make any copies thereof. Additionally, the terms and conditions of this Agreement shall constitute Confidential Information and shall not be disclosed by Employee except in accordance with this Section 11.

12.  CONFLICTING INVESTMENTS

          During the term of this Agreement and for one (1) year after termination of this Agreement, Employee shall not make or cause to be made on his behalf, or maintain an investment in any business which is engaged, either in whole or in part, in any business which is competitive with or detrimental to any businesses of the Company, or its subsidiaries, except that Employee may make or maintain an investment of no more than five percent (5%) of any outstanding class of capital stock of any publicly traded company, provided such class of capital stock is regularly traded by the public, without prior written permission of the Company.

13.  ENTIRE AGREEMENT

          This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. This Agreement supersedes all negotiations, prior discussions, and preliminary agreements. This Agreement may not be amended except in a writing executed by the Employee and the Company.

14.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the application of conflicts of laws principles.

15.  NOTICES

          All notices, requests, demands and other communication required or contemplated under this Agreement, shall be in writing and shall be deemed to have been duly given when delivered personally or when enclosed in a properly sealed and addressed envelope, registered or certified, return receipt requested, and deposited (postage prepaid) in a post office or branch post office regularly maintained by the United States Government.

          Any notice given to the Company under the terms of this Agreement shall be addressed to the Company at the following address:

          Safeguard Health Enterprises, Inc.
          Attention:  Secretary
          505 North Euclid Street
          P.O. Box 3210
          Anaheim, California  92803-3210

          Any notice to be given to Employee shall be addressed to him at his home address last shown on the Company's records, or at such other address as either party may hereafter designate in writing to the other.

16.  WAIVER

          No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


17.  COUNTERPARTS

          This Agreement may be executed in counterparts, and such counterparts may be transmitted by facsimile, and all counterparts, taken together, will constitute one and the same document.

18.  ARBITRATION

          Any dispute regarding any aspect of this Agreement or any act that allegedly has or would violate any provision of this Agreement must be submitted to arbitration in Orange County, California, in accordance with the rules of the Judicial Arbitration and Mediations Service ("JAMS") as the exclusive remedy for such claim or dispute. Either party may invoke this clause by serving on the other, in writing, a request to arbitrate. Within thirty (30) days thereafter, either party may institute proceedings in superior court to enforce this clause by way of reference pursuant to Section 638 of the California Code of Civil Procedure. If the parties cannot mutually select a judge from the JAMS panel, the superior court shall make the selection. The decision of JAMS will be final and binding. If Employee alleges in good faith that he has resigned for Good Reason, then the Company is required to advance to him any amounts necessary for legal fees and expenses, including costs of investigation, related to the dispute, subject to the Company's receipt of his undertaking to repay such amounts if it is ultimately determined by JAMS that he is not entitled to keep such amounts as damages under Section 8(e)(iii).

          IN WITNESS WHEREOF, the parties have duly executed this Agreement effective May 25, 1995.


EMPLOYEE                      SAFEGUARD HEALTH ENTERPRISES, INC.


/s/ Ronald I. Brendzel            By: /s/ Steven J. Baileys
- -------------------------------      ----------------------------------
RONALD I. BRENDZEL                   STEVEN J. BAILEYS, D.D.S.,
                                     President


                                 By:  /s/ Ronald I. Brendzel
                                     ---------------------------------
                                     RONALD I. BRENDZEL,
                                     Secretary